EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                            as of December 31, 1993


                                                State or other jurisdiction of
     Corporation                                incorporation or organization

Academy Insurance Group, Inc.                           Delaware
Academy Life Insurance Company                          Missouri
Academy Services, Inc.                                  Delaware
Accumulation and Investment Group, Inc.                 Delaware
Agency Holding I, Inc.                                  Delaware
Agency Holding II, Inc.                                 Delaware
Agency Holding III, Inc.                                Delaware
Agency Investments I, Inc.                              Delaware
Agency Investments II, Inc.                             Delaware
Agency Investments III, Inc.                            Delaware
Ammest Development Corporation, Inc.                    Kansas
Ammest Insurance Agency, Inc.                           California
Ammest Massachusetts Insurance Agency, Inc.             Massachusetts
Ammest Realty Corporation                               Texas
Ammest Realty, Inc.                                     Pennsylvania
Ampac, Inc.                                             Texas
Ampac Insurance Agency, Inc.                            Pennsylvania
Association Consultants, Inc.                           Illinois
Capital 200 Block Corporation                           Delaware
Capital Assignment Corporation                          Kentucky
Capital Broadway Corporation                            Kentucky
Capital Enterprise Insurance Company                    Kentucky
Capital General Development Corporation                 Delaware
Capital Holding Agency Group, Inc.                      Kentucky
  (d/b/a Commonwealth Peoples Agency Group, Inc.)
Capital Holding Corporation Political Action
  Committee - CAP*PAC                                   United States
Capital Holding Corporation Voluntary Employees'
  Beneficiary Association                               Kentucky
Capital Landmark Insurance Company                      Kentucky
Capital Liberty, L.P. (Limited Partnership)             Delaware
Capital Real Estate Development Corporation             Delaware
Capital Security Life Insurance Company                 North Carolina
Capital Values Corporation                              Delaware
Capital Value Financial Services, Inc.                  Pennsylvania
Capital Values Securities Corporation                   Pennsylvania
CHC Durham Corporation                                  Delaware
CHC Real Estate Corporation                             Delaware
College Resource Group, Inc.                            Kentucky
Commonwealth Agency, Inc.                               Kentucky
Commonwealth Life Insurance Company                     Kentucky
  (d/b/a Commonwealth Life Insurance of Kentucky and
  d/b/a Kentucky Commonwealth Life Insurance Company)
Commonwealth Premium Finance                            California
Compass Rose Development Corporation                    Pennsylvania
Contract Benefits Corporation                           Arkansas

                                      - 37 -


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EXHIBIT 21.1

                       LIST OF SUBSIDIARIES (Continued)
                            as of December 31, 1993



                                               State or other jurisdiction of
     Corporation                               incorporation or organization

Data/Mark Services, Inc.                               Delaware
DurCo Agency, Inc.                                     Virginia
Durham Life Insurance Company                          North Carolina
Financial Planning Services, Inc.                      Washington, D.C.
First Deposit Corporation                              Delaware
First Deposit Financial Corporation                    Utah
First Deposit Life Insurance Company                   Arkansas
First Deposit National Bank                            United States
First Deposit National Corporation                     California
First Deposit National Credit Card Bank                United States
First Deposit Service Corporation                      California
Force Financial Group, Inc.                            Delaware
Force Financial Services, Inc.                         Massachusetts
Independence Automobile Association                    Florida
Independence Automobile Club                           Georgia
Knight Insurance Agency, Inc.                          Massachusetts
Knight Insurance Agency (New Hampshire), Inc.          New Hampshire
Knight Tuition Payment Plans, Inc.                     Massachusetts
Military Associates, Inc.                              Pennsylvania
National Assets Management Corporation                 Pennsylvania
National Home Life Assurance Company                   Missouri
National Home Life Assurance Company of New York       New York
National Information Systems Corporation               Pennsylvania
National Liberty Corporation                           Pennsylvania
National Liberty Life Insurance Company                Pennsylvania
NCOAA Management Company                               Texas
NCOA Motor Club, Inc.                                  Georgia
Pension Life Insurance Company of America              New Jersey
Peoples Security Life Insurance Company                North Carolina
Security Trust Life Insurance Company                  Kentucky
Southlife, Inc.                                        Tennessee
Unicom Administrative Services GmbH                    Germany
Unicom Administrative Services, Inc.                   Pennsylvania
Valley Forge Associates, Inc.                          Pennsylvania
Veterans Benefits Plans, Inc.                          Pennsylvania
Veterans Insurance Services, Inc.                      Delaware
Veterans Life Insurance Company                        Illinois
Winnisquam Community Development Corporation           New Hampshire
Worldwide Underwriters Insurance Company               Missouri
Worldwide Underwriters Insurance Company
  of North Carolina                                    North Carolina







                                      - 38 -

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